Exhibit 10.5

POWER-ONE, INC.

AMENDED AND RESTATED
2004 STOCK INCENTIVE PLAN
PERFORMANCE STOCK UNIT AWARD AGREEMENT

THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of [•] by and between Power-One, Inc., a Delaware corporation (the “Corporation”) and [•] (the “Employee”).

W I T N E S S E T H

WHEREAS, pursuant to the Power-One, Inc. Amended and Restated 2004 Stock Incentive Plan (the “Plan”), the Corporation has granted to the Employee effective as of the date hereof (the “Award Date”), a credit of stock units under the Plan, upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Employee, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.     Defined Terms.   Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.     Grant.   Subject to the terms of this Agreement, the Corporation hereby grants to the Employee a Stock Unit Award pursuant to which the Employee is eligible to earn a target number of [•] stock units (subject to adjustment as provided in Section 7.1 of the Plan) (the “Stock Unit Award” or “Award”). As used herein, the term “Stock Unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Employee if such Stock Units vest pursuant to Section 3. The Stock Units shall not be treated as property or as a trust fund of any kind.

3.     Vesting.   Subject to Sections 8 and 9 below, the Award shall vest and become nonforfeitable in accordance with Appendix A, attached hereto.

4.     Continuance of Employment.   The vesting schedule requires continued employment or service through the vesting date as a condition to the vesting of the Award and the rights and benefits under this Agreement. Partial employment or service, even if substantial, during any vesting period will not entitle the Employee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Employee’s status as an employee at will who is subject to termination without cause, confers upon the Employee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Employee’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Employee without his consent thereto.

5.     Limitations on Rights Associated with Units.   The Employee shall have no rights as a stockholder of the Corporation, no dividend rights and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Employee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

6.     Restrictions on Transfer.   Neither the Stock Unit Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7.     Timing and Manner of Payment of Stock Units.   Subject to Sections 8 and 9, if the Award vests, pursuant to Section 3, above, on or as soon as administratively practical following the vesting date, the Corporation shall deliver to the Employee a number of shares of Common Stock (or cash equivalents) equal to the number of Stock Units subject to this Award that vested. The Employee shall have no further rights with respect to any Stock Units that are so paid or that are terminated pursuant to Section 8.

8.     Effect of Termination of Employment.   Except as provided in Sections 7.2 or 7.3 of the Plan, the Employee’s Stock Units shall terminate to the extent such units have not become vested prior to the date the Employee is no longer employed by the Corporation or one of its Subsidiaries, regardless of the reason for the termination of the Employee’s employment by the Corporation or a Subsidiary, whether with or without cause, voluntarily or involuntarily. If the Employee is employed by a Subsidiary and that entity ceases to be a Subsidiary, such event shall be deemed to be a termination of employment of the Employee for purposes of this Award Agreement, unless the Employee otherwise continues to be employed by the Corporation or another of its Subsidiaries following such event. If any Stock Units are terminated hereunder, such unvested, termination Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by the Employee, or the Employee’s Beneficiary or Personal Representative, as the case may be.

9.     Adjustments Upon Specified Events; Acceleration Upon a Corporate Transaction.   Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Committee shall make adjustments if appropriate in the number of Stock Units and the number and kind of securities that may be issued in respect of the Stock Unit Award.  Notwithstanding anything herein to the contrary, upon the occurrence of any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Corporation; a sale of all or substantially all the business, stock or assets of the Corporation; a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), the Stock Unit Award shall vest in accordance with Appendix A.

10.   Tax Withholding.   Upon the distribution of shares of the Common Stock (or cash equivalents) in respect of the Stock Units, the Corporation (or the Subsidiary last employing the Employee) shall have the right at its option to (a) require the Employee to pay or provide for payment in cash of the amount of any taxes that the Corporation or the Subsidiary may be required to withhold with respect to such payment and/or distribution, or (b) deduct from any amount payable to the Employee the amount of any taxes which the Corporation or the Subsidiary may be required to withhold with respect to such payment and/or distribution. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Award Agreement, the Committee may, in its sole discretion, direct the Corporation or the Subsidiary to reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued at their then Fair Market Value, to satisfy such withholding obligation.

11.   Notices.   Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Employee at the Employee’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Employee is no longer an employee of the Company, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12.   Plan.   The Award and all rights of the Employee under this Agreement are subject to, and the Employee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Employee agrees to be bound by the terms of the Plan and this Agreement. The Employee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Employee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.

13.   Entire Agreement.   This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Employee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.   Limitation on Employee’s Rights.   Participation in this Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Employee shall have only the rights of a general unsecured creditor of the Corporation (or applicable Subsidiary) with respect to amounts credited and benefits payable in cash, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock (or equivalent value) as a general unsecured creditor with respect to Stock Units, as and when payable thereunder.

15.   Counterparts.   This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.   Section Headings.   The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17.   Governing Law.   This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

IN WITNESS WHEREOF,   the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set his or her hand as of the date and year first above written.

POWER-ONE, INC.,	EMPLOYEE
a Delaware corporation

By:
Signature
Print Name:

Its:
Print Name

Appendix A

1.     Standard Vesting Provisions.   Subject to the Employee’s continued employment or service with the Corporation or one of its Subsidiaries until the end of the Performance Period, as defined below (the “vesting date”), and subject to Section 2, below, the Stock Units shall vest, based on the Corporation’s performance measured over the 3-year period beginning on the Award Date and ending on the third anniversary of the Award Date (the “Performance Period”) as follows:

(a)  Payout Calculation.  For every full percentage point that the Corporate Total Stockholder Return exceeds the SUNIDX Total Stockholder Return, the Employee shall earn 5% of the Target Stock Units, up to a maximum of 150% of the Target Stock Units.

(b)  Definitions.  The following definitions shall apply for purposes of the Agreement and this Appendix:

(i)  Corporate Total Stockholder Return.  The “Corporate Total Stockholder Return” shall be the percentage increase between the Initial Average Corporate Stock Price and the Final Average Corporate Stock Price.  The Company’s Stock Price shall also be adjusted to reflect the reinvestment of any dividends issued by the Company during the Performance Period or during the 60 trading days used to calculate the Initial Average Corporate Stock Price.  For purposes of this calculation, such reinvestment is assumed to occur on the applicable ex-dividend date.

(ii)  Initial Average Corporate Stock Price.  The “Initial Average Corporate Stock Price” shall be the average closing stock price for the Corporation’s Common Stock for the 60 trading days prior to the Award Date.

(iii)  Initial Average SUNIDX Value.  The “Initial Average SUNIDX Value” shall be the average closing index value for the MAC Global Solar Energy Index for the 60 trading days in which the U.S. securities markets are open prior to the Award Date.

(iv)  Final Average Corporate Stock Price.  The “Final Average Corporate Stock Price” shall be the average closing stock price for the Corporation’s Common Stock for the 60 trading days prior to the last day in the Performance Period.

(v)  Final Average SUNIDX Value.  The “Final Average SUNIDX Value” shall be the average closing index value for the MAC Global Solar Energy Index for the 60 trading days in which the U.S. securities markets are open prior to the last day in the Performance Period.

(vi)  SUNIDX Total Stockholder Return.  The “SUNIDX Total Stockholder Return” shall be the percentage increase between the Initial Average SUNIDX Value and the Final Average SUNIDX Value.

(vii)  Target Stock Units.  Subject to the terms of the Agreement, including the provisions regarding adjustments, the target number of Stock Units subject to the Award shall be the number of target Stock Units set forth in Section 2 of the Agreement.

2.     Acceleration Upon a Corporate Transaction.   By accepting this award, the Employee agrees that upon the occurrence of  any merger, combination, consolidation, or other reorganization; any exchange of all or substantially all of the Common Stock of the Corporation; a sale of all or substantially all the business, stock or assets of the Corporation; a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock) (a “Corporate Transaction”), the following treatment shall apply irrespective of the provisions of any existing individual or other agreement in place with the Employee.

The Performance Period shall be deemed to end upon the closing of the Corporate Transaction for purposes of determining the Corporate Total Stockholder Return and the SUNIDX Total Stockholder Return.  The Number of Restricted Stock Units that will be deemed earned (Earned RSUs) will be calculated in accordance with the Payout Calculation described in Section 1(a) of this Appendix A, except that the Corporate Total Stockholder Return shall be calculated based on the Fair Market Value of a share of the Company’s common stock on the date the Corporate Transaction closes instead of the Final Average Corporate Stock Price.

At the time the Corporate Transaction closes, the Employee shall vest in a pro-rata number of the Earned RSUs as determined based on the number of whole months of the Performance Period completed as of the consummation of the Corporate Transaction.  The remainder of the Earned RSUs will not be treated as vested, but instead will be subject to continued vesting over the remainder of the Performance Period, with the remainder of the Earned RSUs becoming vested ratably on the first day of each month until the end of the Performance Period.  If the Employee terminates his or her service prior to the end of the Performance Period, unless the following sentence applies, any unvested Earned RSUs will be forfeited.  If following a Corporate Transaction, the Grantee’s service is terminated by the Company (or its successor) without Cause, or the Grantee terminates his or her service for Good Reason, the vesting of any unvested Earned RSUs shall be accelerated in full.  Notwithstanding the inapplicability of the terms of any individual or other agreement with respect to this award, for purposes of this provision the meaning of the word “Cause” and the word “Good Reason” shall have the meanings for those words set forth in an individual agreement between the Employee and the Company.